Exhibit 10.3

EXECUTION COPY

AMENDED AND RESTATED ROLL-UP AGREEMENT

by and among

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

and

PROSPERITY HOLDINGS LIMITED

and

APTECH LIMITED

and

APTECH INVESTMENT ENHANCERS LIMITED

Dated as of March 26, 2009

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TABLE OF CONTENTS

(Continued)

INDEX OF SCHEDULES AND EXHIBITS

Schedule	Description
Schedule A	Aptech Disclosure Schedule
Schedule B	BJBC Disclosure Schedule

Exhibit	Description
Exhibit A	Amended and Restated Memorandum and Articles of Association
Exhibit B	Second Amended and Restated Shareholders Agreement
Exhibit C	Director Agreement
Exhibit D	Indemnification Agreement

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THIS AMENDED AND RESTATED ROLL-UP AGREEMENT (this “Agreement”) is made and entered into as of March 26, 2009, by and among Beijing Jadebird IT Education Company, Limited, a company organized under the laws of the Cayman Islands (“BJBC”), Prosperity Holdings Limited, a company organized under the laws of the Cayman Islands and a Wholly-owned Subsidiary of BJBC (“Prosperity”). Aptech Limited, a company organized under the laws of the Republic of India (with its directly and indirectly wholly-owned subsidiaries, “Aptech”) and Aptech Investment Enhancers Limited, a company organized under the laws of Republic of Mauritius, and an indirect Wholly-owned Subsidiary of Aptech (“MCO2”). BJBC, Prosperity, Aptech and MCO2 shall hereinafter be referred to individually, as a “Party” and, collectively, the “Parties.”

RECITALS

A. Aptech owns the Aptech’s JV Interest as of the date of this Agreement.

B. BJBC and Aptech entered into a roll-up agreement (the “Prior Agreement”) dated as of January 22, 2009 and BJBC and Aptech desire to amend and restate the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations created under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree to amend and restate the Prior Agreement as provided in this Agreement and upon the execution of this Agreement, the Prior Agreement will terminate and be superseded in its entirety by this Agreement:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition. “Affiliate” (i) with respect to BJBC shall be deemed to exclude (a) BJB-Aptech solely prior to the Closing, (b) shareholders of BJBC, (c) members of the BJBC management team and (d) directors of BJBC, and (ii) with respect to BJB shall exclude BJB-Aptech solely prior to the Closing. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling” “controlled by” and “under common control with”) as applied to any Person, means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person.

“Aptech’s JV Interest” means the fifty percent (50%) equity interest held by Aptech in BJB-Aptech as of the date of this Agreement.

“BJB” means Beijing Jade Bird IT Educational Information Technology Co., Ltd., a company organized under the laws of the PRC and an indirect subsidiary of BJBC. For the purposes of this Agreement solely prior to the Closing, BJB-Aptech shall not be deemed either a part or a subsidiary of BJB.

“BJB-Aptech” means Beijing Aptech Beida Jade Bird Information Technology Co., Ltd., a Sino-foreign joint venture in the PRC.

“BPUEI” means Beijing Peking University Education Investment Co., Ltd., a company organized under the laws of the PRC.

“BVI Companies” means the following companies organized under the laws of the British Virgin Islands: Power Step Group Limited, Smart Aim International Limited, Great Thrive International Limited and Favor Gain Investments Limited.

“Crescent Jade” means Crescent Jade Limited, an exempted company incorporated and existing under the laws of the Cayman Islands.

“Exchange Shares” means Ordinary Shares issued or to be issued to BPUEI. 14 individuals or any other Persons in exchange for equity interests in BJB.

“Framework Agreement” means the Framework Agreement, by and between BJBC and Aptech, dated as of March 20, 2008.

“Fully-diluted Basis” means with respect to any securities means the number of shares of such securities which are issued and outstanding or owned or held, as applicable, at the date of determination plus the number of shares of such securities issuable pursuant to any other securities, warrants, rights or vested but unexercised options then outstanding, convertible into or exchangeable or exercisable for such securities. For the avoidance of doubt, this does not include the shares underlying restricted shares, warrants, rights, options or other securities that are authorized under BJBC’s Share Incentive Plan but are not yet issued as of the date of the Roll-up Transaction. For the avoidance of doubt, the calculation of BJBC’s securities on a Fully-diluted Basis shall include the Exchange Shares and the Roll-up Shares which, when issued, shall result in BJBC or its subsidiaries holding 100% ownership of BJB and 100% ownership of BJB-Aptech.

“Governmental Entity” means any court, tribunal, authority, agency, commission, official or other instrumentality of the United States, the PRC, the Cayman Islands, Singapore, Hong Kong, the Republic of India and the Republic of Mauritius, any other country or territory or any province, state, country, city or other political subdivision of the United States, the PRC, the Cayman Islands, Singapore, Hong Kong, the Republic of India and the Republic of Mauritius or any other country or territory.

“Liabilities” means indebtedness, obligations and other liabilities of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of a company.

“Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort,

“Material Adverse Effect” means (a) any change, effect, event occurrence, state of facts or development that is materially adverse (or could reasonably be expected to be materially adverse) to the business, assets, financial condition or results of operations of a company and the company’s subsidiaries taken as a whole other than: (a) any adverse change, effect, event, occurrence, state of facts of development attributable to conditions affecting the industry in which the company and its subsidiaries participate, the U.S. economy as a whole or the capital markets in general or the markets in which the company and its subsidiaries operate which does not disproportionately affect the company and its subsidiaries taken as a whole; (b) any adverse change, effect, event, occurrence, state of facts or development attributable to the reaction of customers or suppliers of the company to the public announcement of the transactions contemplated by this Agreement, or (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change required by US GAAP in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof which does not disproportionately affect the company and the company subsidiaries taken as a whole.

“ MCO1” means Aptech Ventures Limited, a company organized under the laws of the Republic of Mauritius, which is an indirect Wholly-owned Subsidiary of Aptech.

“Ordinary Shares” means ordinary shares of BJBC, par value US$0.000125 per share.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PRC” means the People’s Republic of China. For the purposes of this Agreement. PRC does not include Hong Kong Special Administrative Region, the Macao Special Administrative Region or Taiwan.

“RMB” means the legal currency of the PRC.

“Share Incentive Plan” means the 2007 Share Incentive Plan adopted on March 2, 2007 under which up to 16.304.348 Ordinary Shares may be granted as determined by BJBC.

“Superway Enterprises” means Superway Enterprises Limited, a company organized under the laws of the British Virgin Islands.

“USD” means the legal currency of the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States of America.

“Wholly-owned Subsidiary” means, with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns one hundred percent (100%) of the issued and outstanding share capital, voting interests or registered capital. For the avoidance of doubt, such ownership includes director qualifying shares if applicable law requires.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Defined Terms	Clause Reference
“Agreement”	Preamble
“Aptech”	Preamble
“Aptech Indemnified Parties”	7.2(a)
“Aptech’s JV Interest”	Preamble
“BJB-Aptech Group Companies”	3.5

Defined Terms	Clause Reference
“BJBC”	Preamble
“BJBC Indemnified Parties”	7.2
“BJBC M&A”	4.1
“BJBC Disclosure Schedule”	Article V
“BJBC Financial Statements”	4.6
“BJBC Group Company”	4.6
“Closing”	2.2(a)
“Closing Date”	2.2(a)
“Initial Public Offering”	3.10
“Loss”	7.2
“MCO2”	Preamble
“Party”	Preamble
“Prior Agreement”	Recitals
“Prosperity Indemnified Parties”	7.2
“Roll-up Shares”	2.1(b)
“Roll-up Transaction”	2.1(b)
“Second Amended and Restated Shareholders Agreement ”	6.1(d)
“Survival Date”	7.1
“Termination Date”	8.1(a)

1.3 Other Interpretive Provisions. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

ARTICLE II

THE ROLL-UP TRANSACTION

2.1 Roll-up Transaction.

(a) At the Closing, and subject to and upon the terms and conditions of this Agreement, Prosperity shall purchase from Aptech and Aptech shall sell convey, transfer, assign and deliver to Prosperity, free and clear of all Liens, encumbrances or other defects of title. Aptech’s JV Interest for a consideration of an amount equal to the USD equivalent of RMB 155,625,950, calculated at an exchange that is the medium price of RMB against USD announced by the People’s Bank of China on the Closing Date. Details of the purchase and sale of Aptech’s JV Interest are set forth in an equity transfer agreement (the “Equity Transfer Agreement”) dated as of March 26, 2009 by and between Aptech and Prosperity. The existence of the Equity Transfer Agreement and any provisions therein shall have no effect on the validity, effectiveness and interpretation of this Agreement and the provisions herein. In the event of any conflict between this Agreement and the Equity Transfer Agreement, this Agreement shall prevail.

(b) At the Closing, and subject to and upon the terms and conditions of this Agreement, Aptech shall cause MCO2 to and MCO2 shall, subscribe for and BJBC shall, issue to MCO2 a number of Ordinary Shares representing 22% of the outstanding Ordinary Shares on a Fully-diluted Basis determined immediately following such issuance (the “Roll-up Shares” and such transaction the “Roll-up Transaction”) for a consideration of an amount equal to the USD equivalent of RMB 155,625,950, calculated at an exchange that is the medium price of RMB against USD announced by the People’s Bank of China on the Closing Date. The intellectual property rights of Aptech after the Closing shall be as set forth in Section 2.5 of the strategic cooperation agreement dated as of January 22, 2009 by and between BJBC and Aptech.

2.2 Closing of the Roll-up Transaction: Roll-up Transaction Mechanics

Subject to Section 2.1 hereof.

(a) The closing of the Roll-up Transaction (the “Closing”) will take place as soon as practicable following the date upon which all of the conditions set forth in Article V other than those that by their nature may only be satisfied or waived at the Closing have been satisfied or waived (the date of the Closing, the “Closing Date”).

(b) At the Closing, Aptech shall deliver to Prosperity ownership of Aptech’s JV interest. Such deliveries shall be deemed to be simultaneous with the delivery’ of the Roll-up Shares.

(c) At the Closing, BJBC shall deliver to MCO2 in the name of MCO2 a certified copy of the updated register of members and share certificate(s) representing the Roll-up Shares issued.

2.3 Taxes: Liabilities. Aptech and its Affiliates shall be solely responsible for any and all Liabilities to the extent not payable by any other party, arising from or relating to the Roll-up Transaction. For the avoidance of doubt, Aptech shall be solely responsible for any tax Liabilities in connection with or relating to the Roll-up Transaction. If applicable, BJBC or its Affiliates, including BJB-Aptech, shall be entitled to deduct and withhold from (i) any consideration payable or otherwise deliverable pursuant to this Agreement to Aptech and (ii) any payment that Aptech is or will be entitled to, including any dividend declared by the board of directors of BJB-Aptech and payable to Aptech such amounts as may be required to be deducted or withheld therefrom under any applicable provision of PRC or non-PRC tax law or under any applicable legal requirement (including for the avoidance of doubt, amounts for which BJB-Aptech may be deemed liable as a consequence of any PRC tax payable by Aptech in carrying out the Roll-Up Transaction). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF APTECH AND MCO2

Except as set forth in the Disclosure Schedule attached hereto as Schedule A (the “Aptech Disclosure Schedule”), Aptech represents and warrants to BJBC and Prosperity as to Section 3.1 and Aptech and MCO2 jointly and severally, represent and warrant to BJBC and Prosperity as to Section 3.2 to 3.12 as set forth below:

3.1 Ownership of Aptech’s JV Interest. As of the date hereof, (i) Aptech is the sole record and beneficial owner of Aptech’s JV Interest, (ii) other than transfer restrictions under applicable United States federal, state or foreign securities laws, and except such provisions as may be included in the BJB-Aptech organizational documents, Aptech’s JV Interest is not subject to any transfer restrictions, Lien or to any right of first refusal or offer of any kind, and Aptech has not granted any right to purchase Aptech’s JV Interest to any other Person, (iii) Aptech has the sole right to transfer Aptech’s JV Interest to Prosperity, and (iv) Aptech’s JV Interest constitutes all of the BJB-Aptech equity interest owned, beneficially or of record, by Aptech, and Aptech has no options, warrants or other rights to acquire any additional BJB-Aptech equity interest.

3.2 Authority. As of the date hereof, each of Aptech and MCO2 has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated hereby.

3.3 Organization, Standing and Qualification. As of the date hereof and as of the Closing Date, (i) each of Aptech and MCO2 is and will be duly incorporated, validly existing and in good standing under the laws of India, and is and will be qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect and (ii) each of Aptech and MCO2 has and will have all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

3.4 Enforceability. This Agreement, when executed and delivered by each of Aptech and MCO2, will be duly and validly executed and delivered by each of Aptech and MCO2 and will be the legally binding obligation of each of Aptech and MCO2 enforceable against each of Aptech and MCO2 in accordance with its terms. All corporate action on the part of each of Aptech and MCO2, their respective officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of each of Aptech and MCO2 hereunder at the Closing has been taken or will be taken prior to the Closing.

3.5 Consents.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Aptech, MCO2 or any BJB-Aptech Group Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders authorizations, registrations, declarations or filings, the failure to obtain which would not have a Material Adverse Effect on BJB-Aptech and its subsidiaries (each, a “BJB-Aptech Group Company,” and collectively, the “BJB-Aptech Group Companies”) or BJBC.

(b) The execution and delivery by Aptech of this Agreement, or the consummation of the transactions contemplated hereby, do not require Aptech, MCO2 or any BJB-Aptech Group Company to obtain any consent or approval of, or require the filing of notice with, any third party, except for such consents, approvals or filings, the failure to obtain which would not result in a Material Adverse Effect on BJBC or the BJB-Aptech Group Companies.

3.6 Operations and Ownership of MCO2. MCO2 has been formed solely for the purpose of engaging in the transactions contemplated hereby and, on or before the Closing Date, has engaged in no other business activities and has incurred no Liabilities or obligations other than as contemplated herein. MCO2 is a direct Wholly-owned Subsidiary of Aptech Ventures Limited, a company organized under the laws of Republic of Mauritius, which is a direct Wholly-owned Subsidiary of Aptech.

3.7 Experience. Each of Aptech and MCO2 has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to BJBC and acknowledges that each of Aptech and MCO2 can bear the economic risk of the Roll-up Shares for an indefinite period of time, has such knowledge and experience in financial and business matters that each of Aptech and MCO2 is capable of evaluating the merits and risks of its investment in BJBC and has the capacity to protect its own interests.

3.8 Investment. Each of Aptech and MCO2 is acquiring the Roll-up Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Neither Aptech nor MCO2 has any present or contemplated agreement undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Roll-up Shares.

3.9 Speculative Nature of Investment. Each of Aptech and MCO2 acknowledges that the investment in BJBC is highly speculative and entails a substantial degree of risk and each of Aptech and MCO2 is in a position to lose the entire amount of such investment.

3.10 No Public Market. Each of Aptech and MCO2 understands and acknowledges that no public market now exists and, prior to an initial public offering of BJBC (the “Initial Public Offering”), no public market will exist for any of the securities issued by BJBC.

3.11 Regulation S Eligibility; Restriction on Resales. Each of Aptech and MCO2 acknowledges that the Roll-up Shares are being offered and sold outside the United States pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “Act”). Neither Aptech nor MCO2 is a U.S. person as defined in Regulation S, and both Aptech and MCO2 are located outside of the United States. Each of Aptech and MCO2 understands that the Roll-up Shares to be purchased have not been registered under Act and may not be offered or sold within the United States or to, or for the account or benefit of, a U.S. person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Act. Each of Aptech and MCO2 acknowledges that the share certificates for the Roll-up Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS; (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (C) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS DEFINED IN REGULATION S) WITHIN THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD. STARTING FROM THE DATE OF THIS CERTIFICATE. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.”

On the date hereof, neither Aptech nor MCO2 is an Affiliate of BJBC and or is acting on behalf of BJBC or any of BJBC’s Affiliates. Each of Aptech and MCO2 acknowledges that until forty (40) days after acquiring the Roll-up Shares, they shall not offer, sell, pledge, or otherwise transfer the Roll-up Shares in the United States or to, or for the account of benefit of any U.S. person, and that any such, offer, sale, pledge or transfer may violate the Act.

3.12 No Conflict. The execution and delivery by each of Aptech and MCO2 of this Agreement, or the consummation of the transactions contemplated hereby do not and will not violate, conflict or result in a breach by Aptech or MCO2 of its organizational documents. The borrowing and use of funds by MCO1 from Societe General (Singapore) in connection with the Roll-up Transaction do not violate any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of any jurisdiction or of any Governmental Entity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BJBC

Except as set forth in the Disclosure Schedule attached hereto as Schedule B (the “BJBC Disclosure Schedule”), as of the date hereof, BJBC represents and warrants to Aptech and MCO2 as set forth below.

4.1 Roll-up Shares. The Roll-up Shares to be issued pursuant to the Roll-up Transaction have been duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully-paid and non-assessable. When issued at the Closing, the rights, privileges and preferences of the Roll-up Shares will be as stated in the amended memorandum and articles of association of BJBC in the form attached hereto as Exhibit A (“Amended BJBC M&A”) except where the failure to have such authority would not have a Material Adverse Effect. Other than transfer restrictions under applicable federal, state or foreign securities laws, the Roll-up Shares are not subject to any transfer restrictions, Lien or any right of first refusal or offer of any kind, other than those set forth in the Amended and Restated Shareholders Agreement and the Amended BJBC M&A, and BJBC has not granted any right to purchase the Roll-up Shares to any other person or entity. Subject to the accuracy of the representations and warranties of Aptech in Article III, the issuance of the Roll-up Shares shall be exempt from, or not subject to, the registration requirements of Section 5 of the Act. BJBC shall do all reasonable things and take all reasonable actions necessary to permit and facilitate the transfer to or at the direction of Aptech of Roll-up Shares, provide that such transfer complies with the terms of this Agreement related thereto.

4.2 Authority. BJBC has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated thereby.

4.3 Organization, Standing and Qualification. BJBC is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect. BJBC has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

4.4 Enforceability. This Agreement, when executed and delivered by BJBC, will be duly and validly executed and delivered by BJBC and will be the legally binding obligation of BJBC enforceable against BJBC in accordance with its terms. All corporate action on the part of BJBC, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of BJBC hereunder at the Closing has been taken or will be taken prior to the Closing.

4.5 BJBC Capital Structure. As of the date hereof, the fully-diluted share capital of BJBC consists of:

(a) BJBC Ordinary Shares. BJBC has, in the aggregate, 400,000,000 authorized Ordinary Shares of which 150,000,000 are issued and outstanding. All outstanding BJBC Ordinary Shares (A) have been duly authorized and validly issued, (B) are fully paid and nonassessable, and (C) were issued in compliance therewith and with all applicable non-U.S. and U.S. state and Federal laws concerning the issuance of securities.

(b) BJBC Options and Restricted Shares. BJBC options and BJBC restricted shares issued and outstanding under the Share Incentive Plan were issued in compliance with all applicable non-U.S. and U.S. state and federal laws concerning the issuance of securities; up to 16.204.348 Ordinary Shares may be granted under the Share Incentive Plan.

(c) The numbers of BJBC options and restricted shares and BJBC Ordinary Shares issued upon the valid exercise of those options may change within the limits provided for under the Share Incentive Plan prior to the date of the closing of the Roll-Up Transaction.

4.6 BJBC Financial Information. BJBC has delivered to Aptech true and complete copies of the audited consolidated financial statements of BJBC for fiscal year ending December 31, 2007 (the “BJBC Financial Statements”). The BJBC Financial Statements were prepared in accordance with U.S. GAAP, and fairly present in all material respects the financial conditions, results of operations and changes in shareholder equity of BJBC and each of the BJBC controlled entities (excluding the BJB-Aptech Group Companies) (each, a “BJBC Group Company,” and collectively, the “BJBC Group Companies”) on a consolidated basis.

4.7 Absence of Changes. Since December 31, 2007, BJBC has conducted its business in all material respects only in the ordinary course consistent with past practice and there has not been any Material Adverse Effect on the BJBC Group Companies, taken as a whole.

4.8 Consents.

(a) No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any BJBC Group Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than such consents, notices, waivers, approvals, orders authorizations, registrations, declarations or filings, which if not obtained would not have a Material Adverse Effect on the BJBC Group Companies.

(b) The execution and delivery by BJBC of this Agreement, or the consummation of the transactions contemplated hereby, do not require any BJBC Group Company to obtain any consent or approval of or require the filing of notice with, any third party, except for such consents, approvals or filings, which if not obtained would not result in a Material Adverse Effect on BJBC Group Companies.

4.9 BJB-Aptech Equity Ownership: BJB-Aptech Dividend Payments

(a) Aptech has owned fifty percent (50%) of equity interest in BJB-Aptech since the inception of BJB-Aptech; on the date hereof, Aptech owns fifty percent (50%) of equity interest in BJB-Aptech.

(b) All dividends declared and paid to equityholders of BJB-Aptech were proportional to such equityholders’ respective percentages of equity interest in BJB-Aptech; since the dividends declared and paid pursuant to a resolution any the board of directors of BJB-Aptech set forth in board minutes dated April 20, 2006, BJB-Aptech has not declared or paid any dividends.

4.10 No Conflicts. The execution and delivery by each of BJBC and Prosperity of this Agreement, or the consummation of the transactions contemplated hereby do not and will not violate, conflict or result in a breach by BJBC of its organizational documents.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PROSPERITY

As of the date hereof, Prosperity represents and warrants to Aptech and MCO2 as set forth below.

5.1 Authority. Prosperity has full legal right, power and capacity as may be required to execute and deliver this Agreement and to carry out the transactions contemplated thereby.

5.2 Organization, Standing and Qualification. Prosperity is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is qualified and is authorized to do business as a foreign corporation in all jurisdictions where the failure to be so qualified and/or authorized would have a Material Adverse Effect. Prosperity has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.

5.3 Enforceability. This Agreement, when executed and delivered by Prosperity, will be duly and validly executed and delivered by Prosperity and will be the legally binding obligation of Prosperity enforceable against Prosperity in accordance with its terms. All corporate action on the part of Prosperity, its officers, directors and shareholders necessary for the authorization of this Agreement and the performance of all obligations of Prosperity hereunder at the Closing has been taken or will be taken prior to the Closing.

5.4 No Conflicts. The execution and delivery by Prosperity of this Agreement, or the consummation of the transactions contemplated hereby do not and will not violate, conflict or result in a breach by Prosperity of its organizational documents.

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to the Obligations of Aptech. The obligation of Aptech and MCO2 to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, unless validly waived in writing by Aptech and MCO2.

(a) Representations and Warranties and Covenants. The representations and warranties made by BJBC and Prosperity in Article IV hereof, except for representations and warranties made expressly as of another date, shall be true and correct in all material respects as of the Closing Date. BJBC shall have performed and complied in all material respects with all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Amended BJBC M&A. The Amended BJBC M&A shall be in full force and effect.

(c) Board of Directors. Effective as of the Closing Date, the authorized size of the Board of Directors of BJBC shall be five (5) directors, and shall consist of one (1) director nominated by Superway Enterprises, two (2) directors nominated by Crescent Jade, one (1) director nominated by the BVI Companies and one (1) director nominated by MCO2.

(d) Second Amended and Restated Shareholders Agreement. BJBC and certain other parties thereto shall have entered into a shareholders agreement (the “Second Amended and Restated Shareholders Agreement”) in the form set forth on Exhibit B.

(e) Compliance Certificate. Each of BJBC and Prosperity shall have delivered to Aptech and MCO2 a certificate dated as of the Closing Date, signed by an officer of BJBC or Prosperity, as applicable, certifying that the conditions set forth in Section 6.1(a) have been satisfied.

(f) Secretary’s Certificate. The Secretary of BJBC shall have delivered to Aptech and MCO2 a certificate having attached thereto (i) the BJBC Amended Memorandum and Articles as in effect at the time of the Closing, (ii) resolutions approved by the board of directors of BJBC authorizing the transactions contemplated hereby, (iii) resolutions approved by the shareholders of BJBC adopting and approving and authorizing the filing of the BJBC Amended Memorandum and Articles, and (iv) a certified copy of the register of members of BJBC showing the capitalization of BJBC immediately after the Closing. The Secretary of Prosperity shall have delivered to Aptech and MCO2 a certificate having attached thereto resolutions approved by the board of directors of Prosperity authorizing the transactions contemplated hereby.

(g) Compliance. No order of judgment of any court, or governmental, statutory or regulatory body or claims of any person having been issued or made which has the effect of making unlawful or otherwise prohibiting the Roll-up Transaction, or any transaction contemplated herein.

(h) Director Agreement and Indemnification Agreement. The director nominated by Aptech shall have agreed in writing that, upon the Initial Public Offering, such director shall enter into a director agreement with BJBC in the form set forth on Exhibit D and an indemnification agreement in the form set forth in Exhibit E.

6.2 Conditions to the Obligations of BJBC. The obligation of BJBC and Prosperity to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, unless validly waived in writing by BJBC and Prosperity.

(a) Representations and Warranties and Covenants. The representations and warranties made by Aptech and MCO2 in Article III hereof, except for representations and warranties made expressly as of another date, shall be true and correct in all material respects as of the Closing. Aptech shall have performed and complied in all material respects with all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b) Amended BJBC M&A. The Amended BJBC M&A shall be in full force and effect.

(c) Board of Directors. Effective as of the Closing Date, the authorized size of the Board of Directors of BJBC shall be five (5) directors, and shall consist of one (1) director nominated by Superway Enterprises, two (2) directors nominated by Crescent Jade, one (1) director nominated by the BVI Companies and one (1) director nominated by Aptech.

(d) Second Amended and Restated Shareholders Agreement. Aptech and certain other parties thereto (but excluding BJBC for the purposes of this Section 6.2(d)) shall have executed and entered into the Second Amended and Restated Shareholders Agreement.

(e) Payment of Tax Liabilities. Aptech shall have presented to BJBC and Prosperity documentation evidencing that Aptech has paid in full any and all tax Liability arising from or relating to the Roll-up Transaction.

(f) Compliance Certificate. Each of Aptech and MCO2 shall have delivered to BJBC and Prosperity a certificate dated as of the Closing Date, signed by an officer of Aptech or MCO2, as applicable, certifying that the conditions set forth in Section 6.2(a) above have been satisfied.

(g) BJB-Aptech Secretary’s Certificate. The Secretary of BJB-Aptech shall have delivered to BJBC a certificate having attached thereto the amended and restated articles of association and joint venture agreement of BJB-Aptech giving effect to the transfer of Aptech’s JV Interest to Prosperity.

(h) Aptech and MCO2 Secretary’s Certificate. The Secretary of Aptech shall have delivered to BJBC and Prosperity a certificate having attached thereto (i) resolutions approved by the board of directors of each of Aptech and MCO2 authorizing the transactions contemplated hereby, and (ii) resolutions approved by the shareholders of each of Aptech and MCO2 approving the transactions contemplated hereby, if necessary. The Secretary of MCO2 shall have delivered to BJBC and Prosperity a certificate having attached thereto (i) resolutions approved by the board of directors of each of MCO2 authorizing the transactions contemplated hereby, and (ii) resolutions approved by the sole shareholder of each of MCO2 approving the transactions contemplated hereby, if necessary

(i) Tax Liabilities. Aptech shall have delivered to BJBC documents reasonably satisfactory to BJBC that evidence the payment by Aptech and/or its Affiliates of any and all tax Liabilities, including any PRC tax, arising from or relating to the Roll-up Transaction.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION

7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of BJBC, Prosperity, Aptech and MCO2 contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive until the first anniversary of the Closing Date (the “Survival Date”); provided, however, that (a) the representations and warranties in Sections 3.1, 3.2, 3.4, 3.7 to 3.11, 4.1, 4.2. and 4.4, 5.1, 5.2 and 5.3 shall survive until the expiration of the statutes of limitations (including extensions thereof) applicable to the matters referenced therein, and (b) in the event of fraud or willful breach of a representation or warranty, such representation or warranty shall survive in perpetuity with respect to the person committing such fraud or willful breach. Covenants and agreements that by their terms may be performed after the Closing shall survive indefinitely, except as otherwise set forth herein.

7.2 Indemnification.

(a) Aptech agree to indemnify and hold BJBC and Prosperity, and their respective affiliates, officers, directors, shareholders, employees, agents and representatives (the “Aptech Indemnified Parties”), harmless against any and all claims, losses, Liabilities, damages, deficiencies, diminution in value, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense (hereinafter individually a “Loss” and collectively “Losses”) incurred or sustained by the Aptech Indemnified Parties, or any of them, arising out of, due to or as a result of: (i) any breach or inaccuracy of a representation or warranty of Aptech or MCO2 contained in Article III, or any agreement or certificate delivered pursuant to this Agreement; (ii) any failure by Aptech or MCO2 to materially perform or comply with any covenant applicable to it contained in this Agreement, or any agreement delivered pursuant hereto and (iii) the opening and/or maintaining of one or more bank accounts at Societe General (Singapore) or funds flow through such bank account(s) for purpose of facilitating the Roll-up Transaction.

(b) BJBC agrees to indemnify and hold Aptech and MCO2, and their respective affiliates, officers, directors, shareholders, employees, agents and representatives (the “BJBC Indemnified Parties”), harmless against any and all Losses incurred or sustained by the BJBC Indemnified Parties, or any of them, arising out of, due to or as a result of: (i) any breach or inaccuracy of a representation or warranty of BJBC contained in Article IV, or any agreement or certificate delivered pursuant to this Agreement and (ii) any failure by BJBC to materially perform or comply with any covenant applicable to it contained in this Agreement, or any agreement delivered pursuant hereto.

(c) Prosperity agrees to indemnify and hold Aptech and MCO2, and their respective affiliates, officers, directors, shareholders, employees, agents and representatives (the “Prosperity Indemnified Parties”), harmless against any and all Losses incurred or sustained by the Prosperity Indemnified Parties, or any of them, arising out of, due to or as a result of: (i) any breach or inaccuracy of a representation or warranty of Prosperity contained in Article V, or any agreement or certificate delivered pursuant to this Agreement and (ii) any failure by Prosperity to materially perform or comply with any covenant applicable to it contained in this Agreement, or any agreement delivered pursuant hereto.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Termination.

(a) Subject to Section 8.1(b), this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by mutual agreement of Aptech and BJBC;

(ii) by BJBC or Aptech if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered law or order or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby;

(iii) by BJBC if neither BJBC nor Prosperity is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Aptech or MCO2 contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Aptech; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

(iv) by Aptech if neither Aptech nor MCO2 is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of BJBC or Prosperity contained in this Agreement such that the conditions set forth in Section 6.1(a) would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to BJBC; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

(v) by BJBC or Aptech if the shareholders of BJBC do not approve this Agreement and the transactions contemplated hereby, including the Amended BJBC M&A; and

(vi) upon the initial Public Offering;

provided, however, that this Agreement shall terminate automatically, without the action of either Party if the Closing shall not have occurred by June 30, 2009 (the “Termination Date”).

(b) Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1(a) hereof, except as set forth in Section 7.1 hereof, this Agreement shall forthwith become void, all other agreements relating to or in connection with the Roll-Up Transaction, including, without limitation, the Framework Agreement, shall be terminated without liability to any of the respective parties thereto, and there shall be no liability or obligation on the part of the parties hereto and as applicable, the officers, directors and shareholders of each party; provided, however, that (i) each party hereto shall remain liable for any breaches of this Agreement or in any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and (ii) the provisions of this Article VIII shall remain in full force and effect and survive any termination of this Agreement.

8.2 Further Cooperation. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to promptly do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to provide requisite notices and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

8.3 Amendment. This Agreement may be amended (and any right hereunder extended or waived) by the parties hereto at any time by execution of an instrument in writing signed on behalf of BJBC and Aptech.

8.4 Expenses. All fees and expenses incurred in connection with the transactions contemplated by this Agreement, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, provided, however, that all fees and expenses incurred in connection with the opening and/or maintaining of one or more bank accounts at Societe General (Singapore) or funds flow through such bank account(s) for purpose of facilitating the Roll-up Transaction shall be the obligation of Aptech.

8.5 Public Disclosure. No Party hereto shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement and the transactions contemplated hereby, or otherwise disclose the terms of this Agreement and the transactions contemplated hereby, without the consent of the other Party hereto; provided that either Party may make such disclosure as it may be required to make under applicable law or regulation, or in connection with any judicial or administrative proceeding. If such disclosure is required, as promptly as practicable prior to making such disclosure the disclosing Party shall inform the other Party.

8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a)	if to BJBC, to:

Beida Jade Bird Building, 3/F

No. 207 Chengfu Road

Haidian District

Beijing, China 100871

Attention: Yang Ming

Fax: +8610-8266-7065

(b)	if to Prosperity, to:

Beida Jade Bird Building, 3/F

No. 207 Chengfu Road

Haidian District

Beijing, China 100871

Attention: Yang Ming

Fax: +8610-8266-7065

(c)	if to Aptech, to

Aptech Limited

A 65, Aptech House

MIDC, Marol

Andheri (East)

Mumbai – 400 093

Attention: Mr. T. K. Ravishankar

Fax: +91-22-28272399

(d)	if to MCO2, to

Aptech Investment Enhancers Limited

Les Cascades

Edith Cavell Street

Port Louis

Republic of Mauritius

Attention: Mr. Ninad Karpe

Fax: +230-212-9833

8.7 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart for it to be effective among the parties. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

8.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.9 Other Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

8.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state, province or other locale, both U.S. and non-U.S., having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.11 Governing Law: Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of New York State.

(b) Dispute Resolution. All disputes between the Parties arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Arbitration Rules. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The resolution of any dispute by arbitration pursuant to this Section 8.11(b) shall be non-appealable, final, binding and conclusive on the Parties to such dispute and may be enforced and entered as a judgment in any court of law with jurisdiction thereof.

8.12 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.13 Entire Agreement: No Third-Partv Beneficiaries: Assignment. This Agreement, the exhibits and schedules hereto, the Aptech Disclosure Schedule, the BJBC Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof (including, without limitation, the Prior Agreement); (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise: provided that Aptech may assign its rights hereunder to one or more of its Wholly-owned Subsidiaries.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed, all as of the date first written above.

BJBC:

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

PROSPERITY:

PROSPERITY HOLDINGS LIMITED

By:
Name:
Title:

APTECH:

APTECH LIMITED

By:
Name:
Title:

MCO2:

APTECH INVESTMENT ENHANCERS LIMITED

By:
Name:
Title:

[Signature Page to Amended and Restated Roll-Up Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed, all as of the date first written above.

BJBC:

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

PROSPERITY:

PROSPERITY HOLDINGS LIMITED

By:
Name:
Title:

APTECH

APTECH LIMITED

By:
Name:
Title:

MCO2:

APTECH INVESTMENT ENHANCERS LIMITED

By:
Name:
Title:

[Signature Page to Amended and Restated Roll-Up Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed, all as of the date first written above.

BJBC:

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

PROSPERITY:

PROSPERITY HOLDINGS LIMITED

By:
Name:
Title:

APTECH:

APTECH LIMITED

By:
Name:
Title:

MCO2:

APTECH INVESTMENT ENHANCERS LIMITED

By:
Name:
Title:

[Signature Page to Amended and Restated Roll-Up Agreement]

SCHEDULE A

APTECH DISCLOSURE SCHEDULE

None.

SCHEDULE B

BJBC DISCLOSURE SCHEDULE

None.

EXHIBIT A

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT B

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

2

EXHIBIT C

DIRECTOR AGREEMENT

3

EXHIBIT D

INDEMNIFICATION AGREEMENT

4